UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  November 4, 2025

TRIMAS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-10716	38-2687639
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

38505 Woodward Avenue,	Suite 200,	Bloomfield Hills,	48304
Michigan
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code (248) 631-5450

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
Common stock, $0.01 par value	TRS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 4, 2025, TriMas Company LLC, TriMas International Holdings LLC, Aero Products Group LLC and Rieke Germany GmbH & Co. KG, each of which are wholly owned subsidiaries of TriMas Corporation (“TriMas”), and TriMas (each a “Seller” and together, the “Sellers”) entered into an Equity Purchase Agreement (the “Purchase Agreement”) with Takeoff Buyer, Inc. (the “Purchaser”), an affiliate of Tinicum L.P. and Blackstone, Inc. The Purchase Agreement provides that, upon the terms and subject to the conditions set forth therein the Sellers will sell TriMas’s aerospace business segment to the Purchaser (the “Transaction”).

The purchase price for the Transaction consists of approximately $1.45 billion in cash, subject to customary adjustments.

The Purchase Agreement contains customary representations, warranties, covenants and agreements. The Purchase Agreement also contains certain termination rights that may be exercised by the Purchaser and the Sellers, including, among others, that either the Purchaser or the Sellers may terminate the Purchase Agreement if the Transaction has not occurred on or prior to May 4, 2026, which date may be extended in certain circumstances. The completion of the Transaction is subject to the satisfaction or waiver of certain conditions, including a pre-closing reorganization and receipt of requisite regulatory approvals.

The above description of the material terms and conditions of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 2.1 hereto and incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On November 4, 2025, TriMas issued a press release announcing the signing of the Purchase Agreement. The press release is attached hereto as Exhibit 99.1.

The information contained in this Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto is being furnished to the Securities and Exchange Commission and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. Furthermore, the information contained in this Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits:

Exhibit No.	Description
2.1*#
Equity Purchase Agreement, dated November 4, 2025, among TriMas Corporation, TriMas Company LLC, Aero Products Group LLC, TriMas International Holdings LLC, Rieke Germany GmbH & Co. KG, and Takeoff Buyer, Inc.

99.1	Press Release, dated November 4, 2025.
104	Cover Page Interactive File (embedded within the Inline XBRL document).

* Portions of this exhibit have been omitted pursuant to Instruction 6 to Item 1.01 of Form 8-K. TriMas hereby undertakes to furnish on a supplemental basis an unredacted copy of this exhibit to the Securities and Exchange Commission upon request.

# Certain schedules and exhibits to this agreement have been omitted pursuant to Instruction 4 to Item 1.01 of Form 8-K. TriMas hereby undertakes to furnish on a supplemental basis a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 about the Transaction. These forward-looking statements can be identified by the use of forward-looking words, such as “may,” “could,” “should,” “estimate,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “target,” “plan” or other comparable words, or by discussions of strategy that may involve risks and uncertainties. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which could cause actual results to differ materially from those expressed or implied by the forward-looking statements, including, but not limited to: the ability to consummate the Transaction on the expected terms and within the anticipated time period, or at all, which is dependent on the satisfaction of certain closing conditions, some of which are outside of TriMas’ control; TriMas’s ability to realize the expected benefits of the Transaction; and the risk that regulatory approvals that are required to complete the Transaction may not be received, may take longer than expected or may impose adverse conditions. Additional risks and uncertainties not currently known to management or that management currently deems to be immaterial also may cause actual results to differ materially from those expressed or implied by the forward-looking statements contained in this Current Report on Form 8-K. The cautionary statements set forth above should be considered in connection with any subsequent written or oral forward-looking statements that TriMas or persons acting on its behalf may issue. TriMas caution readers not to place undue reliance on the statements, which speak only as of the date of this Current Report on Form 8-K. TriMas does not undertake any obligation to review or confirm analysts’ expectations or estimates or to release publicly any revisions to any forward-looking statement to reflect events or circumstances after the date of this Current Report on Form 8-K or to reflect the occurrence of unanticipated events, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMAS CORPORATION

Date:	November 4, 2025	By:	/s/ Jodi F. Robin
		Name:	Jodi F. Robin
		Title:	General Counsel and Secretary